Exhibit 10.83

SECOND AMENDMENT TO LICENSE AGREEMENT

This SECOND AMENDMENT made as of the 1st day of July, 2004 by and between Revlon Consumer Products Corporation (“Revlon”) and Senetek, PLC (“Senetek”) amending the License Agreement between the parties dated June 8, 2000 as amended February, 2001 (the “Agreement”).

W I T N E S S E T H :

WHEREAS, Revlon and Senetek desire to amend the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, Revlon and Senetek agree as follows:

1.	Unless otherwise indicated herein, all capitalized terms are defined as set forth in the Agreement.

2.	The Exclusivity Right set forth in Section 2.2 is terminated and the Agreement shall continue on a non-exclusive basis.

3.	Effective as of the calendar quarter in which shipments for the Almay Kinetin Skin Smoothing restage commence, the first sentence of Section 2.4 is deleted and replaced with:

“On sales by Revlon of any Products, a royalty shall be due Senetek calculated at the rate of *** of Net Sales for all Products except Color Cosmetics and Combination Products, for which the rate shall be *** of Net Sales. Trial Sizes of less than one quarter (1/4) ounce shall bear no royalty.”

4.	Sections 1.19, 1.20, 2.3, 3.1.4 and 8.3 and Schedules 1.19, 1.20 and 3.1.4 are deleted.

5.	Except as otherwise expressly stated herein, all terms and conditions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS HEREOF, the parties hereto have duly executed this Second Amendment as of the date first written above.

Senetek, PLC

By:	/s/ [ILLEGIBLE]
Title:	Chairman & CEO

Revlon Consumer Products Corporation

By:	/s/ [ILLEGIBLE]
Title:	Exec VP

*** Confidential treatment has been requested